Exhibit 99.1

Date: June 1, 2026	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Appoints Sarah Scott CEO and President; Michael G. Combs to Transition to Executive Chair

CorVel today announced that Sarah Scott will be appointed CEO and President, effective July 1, 2026, succeeding Michael G. Combs, who will transition to the role of Executive Chair.

Mr. Combs has served as President since 2017 and CEO since 2019, leading the company through significant growth and strategic development. As Executive Chair, Mr. Combs will, among other things, advise and support Ms. Scott during the leadership transition and continue to advance the company’s long-term vision and strategic priorities.

Ms. Scott has served CorVel for more than 26 years and currently is the Executive Vice President, Product and Corporate Services. During her tenure, she has played a key role in advancing the company’s operational performance, customer relationships, and strategic initiatives.

“This transition reflects the strength of our leadership team and the company’s long-term succession planning process,” said Jeff Michael, a member of the Board of Directors and the company’s largest shareholder. “Sarah is an accomplished and trusted leader who is exceptionally well-positioned to guide CorVel into its next phase of growth.”

“It has been a privilege to lead this organization,” said Michael G. Combs. “I am confident that Sarah is the right leader for the future, and I look forward to supporting the transition in the role of Executive Chair.”

“I am honored to lead CorVel as CEO and President,” said Sarah Scott. “We have an exceptional team, a strong culture, and tremendous opportunities ahead. I look forward to building on our momentum, strengthening our market leadership, and delivering meaningful value for our partners, team members, and shareholders.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the expected timing of the leadership transition, our ability to build on our momentum, our ability to strengthen our market leadership, and our ability to deliver value for our partners, team members, and stockholders. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results to differ materially and adversely from those expressed, assumed, or implied by the forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk

Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the Nasdaq Global Select Market, the Company expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in expectations, or as a result of the availability of new information.